                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549





                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934




                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 JUNE 19, 1997
                                 -------------


                        GENERAL GROWTH PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




   DELAWARE                         1-11656                42-1283895
(STATE OR OTHER                (COMMISSION FILE         (I.R.S. EMPLOYER
JURISDICTION OF                     NUMBER)               IDENTIFICATION
INCORPORATION)                                                NUMBER)



              55 WEST MONROE - SUITE 3100, CHICAGO, ILLINOIS 60603
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (312) 551-5000



                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

ITEM 5.  OTHER EVENTS.

         On June 19, 1997, GGP Limited Partnership, a Delaware limited partnership (the "Partnership") of which General Growth Properties, Inc. (the "Company") is the general partner and the owner of an approximately 62.5% interest, acquired in a negotiated transaction Southlake Mall, located in Morrow (Atlanta), Georgia, from CA Southlake Investors, Ltd., a Georgia limited partnership, and Metropolitan Life Insurance Company. The consideration consisted of approximately $10.4 million in cash, 353,537 redeemable units of limited partnership interest in the Partnership and the assumption of approximately $45.1 million of mortgage debt. The acquisition of Southlake Mall, when taken together with the other unrelated acquisitions of real property made by the Partnership and the Company during 1997 and briefly described below, is deemed to constitute the acquisition of a significant amount of assets under rules and regulations promulgated by the Securities and Exchange Commission and therefore is required to be reported on this Current Report on Form 8-K.

         On June 11, 1997, Town East Mall, L.P., a Delaware limited partnership of which the Partnership and a wholly-owned subsidiary of the Company are the sole partners, acquired in a negotiated transaction a 50% interest in Town East Mall, located in Mesquite (Dallas), Texas, from Atlantic Freeholds II, a Nevada general partnership. The purchase price consisted of approximately $27.5 million in cash and the assumption of approximately $27.9 million of mortgage indebtedness and approximately $1.1 million of net current liabilities. During the 1 1/2 years prior to the acquisition, General Growth Management, Inc., a corporation related to the Company, served as the manager of Town East Mall.

         On May 1, 1997, Century Plaza, L.L.C., a Delaware limited liability company of which the Partnership and a wholly-owned subsidiary of the Company are the sole members, acquired in a negotiated transaction Century Plaza, located in Birmingham, Alabama, from Century Plaza Company, an Alabama general partnership. The purchase price was approximately $31.8 million





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in cash.  During the 2 months prior to the acquisition, the Company served as the leasing agent for Century Plaza.

         On March 31, 1997, Champaign Market Place L.L.C., a Delaware limited liability company of which the Partnership and a wholly-owned subsidiary of the Company are the sole members, acquired in a negotiated transaction Market Place Mall and the Market Place Convenience Center, located in Champaign, Illinois, from Champaign Venture, an Illinois general partnership. The purchase price was approximately $69.1 million in cash.

         The cash portion of the purchase price for Southlake Mall and Town East Mall and the entire purchase price for Century Plaza, Market Place Mall and the Market Place Convenience Center was borrowed under two separate credit facilities made available to the Company by Goldman Sachs Mortgage Company.

         The purchase price in each of these transactions was subject to certain prorations and adjustments and is exclusive of closing and other costs incurred in connection with the acquisitions. It is currently contemplated that the acquired properties will continue to be used by the Company as shopping malls.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a), (b)         The requisite financial information will be filed
under cover of Form 8-K/A as soon as practicable, and in any event not later than 60 days after the date by which this Form 8-K is required to be filed.

         (c) See Exhibit Index attached hereto and incorporated herein by reference.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GENERAL GROWTH PROPERTIES, INC.



                                       By: /s/ Bernard Freibaum
                                           -----------------------------
                                           Its: Executive Vice President
                                           and Chief Financial Officer


Date:  July 2, 1997





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                                 EXHIBIT INDEX

 EXHIBIT                                         NAME*                                   PAGE
 NUMBER                                          ----                                    NUMBER
 ------                                                                                  ------
 2.1            Sale and Contribution Agreement dated June 19, 1997, between CA
                Southlake Investors, Ltd., a Georgia limited partnership, and GGP
                Limited Partnership, a Delaware limited partnership.

 2.2            Contribution Agreement dated June 10, 1997, among Atlantic Freeholds
                II, a Nevada general partnership, Town East Mall, L.P., a Delaware limited partnership, and Town East Mall Partnership, a Texas general partnership.

 2.3            Purchase and Sale Agreement dated as of March 22, 1997, between
                Century Plaza Company, an Alabama general partnership, and Century
                Plaza L.L.C., a Delaware limited liability company.

 2.4            Real Estate Purchase Agreement dated March 12, 1997, between
                Champaign Venture, an Illinois general partnership, and Champaign
                Market Place L.L.C., a Delaware limited liability company.

 4.1            Redemption Rights Agreement, dated June 19, 1997, among GGP Limited
                Partnership, a Delaware limited partnership, General Growth
                Properties, Inc., a Delaware corporation, and CA Southlake Investors,
                Ltd., a Georgia limited partnership.




* In accordance with Rule 601(b)(2) of Regulation S-K, the exhibits to these agreements and the related disclosure schedules have not been filed. The Company agrees to furnish supplementally a copy of any such omitted exhibit or disclosure schedule to the Securities and Exchange Commission upon request.





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